                                                                    Exhibit 23.1

                         Consent of Independent Auditors

The Board of Directors
American Community Bancshares, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.





/s/ Dixon Odom PLLC

Sanford, North Carolina
March 15, 2002